SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20579

                          --------------------

                                FORM 8-K

                             CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                 May 11, 1998
              Date of Report (Date of earliest event reported)

                            --------------------

                             AMERITECH CORPORATION
           (Exact name of Registrant as specified in its charter)

                                 DELAWARE
               (State or other jurisdiction of incorporation)


          1-8612                                  36-3251481
 (Commission File Number)                       (IRS Employer
                                             Identification No.)

                 30 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606
             (Address of principal executive offices)(Zip Code)

                               (800) 257-0902
            (Registrant's telephone number, including area code)

 Item 5.   Other events.

      On May 11, 1998, Ameritech Corporation ("Ameritech") and SBC Communications Inc. ("SBC"), a Delaware corporation, jointly announced that Ameritech, SBC and SBC Delaware, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of SBC, had entered into an Agreement and Plan of Merger, dated as of May 10, 1998 (the "Merger Agreement"), pursuant to which Merger Sub would be merged with and into Ameritech (the "Merger").

      Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $1.00 per share, of Ameritech would be converted into 1.316 shares of common stock, par value $1.00 per share, of SBC.

      The transaction, which has been approved by the board of directors of each company, is intended to be accounted for as a pooling of interests and
 be a tax-free reorganization.   Consummation of the transactions
 contemplated in the Merger Agreement is subject to the expiration or earlier termination of the applicable Hart-Scott-Rodino waiting period and the receipt of other regulatory approvals, approval of the merger by the shareholders of Ameritech, approval of the issuance of common stock of SBC pursuant to the Merger Agreement by the shareholders of SBC and other closing conditions.

      The foregoing is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

      No financial statements or pro forma financial information are required to be filed as a part of this report. The exhibits filed as part of this report are listed in the Exhibit Index hereto.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMERITECH CORPORATION


                                     By: /s/ Barbara A. Klein
                                         ____________________________
                                         Barbara A. Klein

 Dated:  May 11, 1998



                           AMERITECH CORPORATION

                               EXHIBIT INDEX

                     Number and Description of Exhibit*

 1.   None

 2. Agreement and Plan of Merger among Ameritech Corporation, SBC Communications Inc. and SBC Delaware, Inc., dated as of May 10, 1998.

 4.   None

 16.  None

 17.  None

 20.  None

 23.  None

 24.  None

 27.  None

 99. Press Release dated May 11, 1998 issued jointly by Ameritech Corporation and SBC Communications Inc.


 * Exhibits not listed are inapplicable.